EXHIBIT 99.1

ACTION BY UNANIMOUS WRITTEN CONSENT

OF BOARD OF DIRECTORS OF

TAI PAN HOLDING, INC.

a Delaware Corporation

in lieu of Special Meeting

Pursuant to the authority granted to directors to take action by unanimous written consent without a meeting pursuant to the General Corporation Law of the State of Delaware, the Board of Directors of TAI PAN HOLDING, INC. a Delaware corporation (the “Corporation”), do hereby consent to, adopt, ratify, confirm and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signatures hereunder:

APPROVAL OF MINUTES

RESOLVED, that the minutes of the prior meetings and written consents of Directors of this Corporation, there being no objections, corrections, or modifications thereto offered, are hereby approved and adopted.

ELECTION OF EXECUTIVE CHAIRMAN, CHIEF EXECUTIVE OFFICER OF THE COMPANY AND EXECUTIVE DIRECTOR OF THE BOARD

WHEREAS, the Directors have deemed it to be in the best interests of the Corporation to elect Mr. William Elder as Executive Chairman and  Chief Executive Office of the Company and  Executive Director of the Board and

WHEREAS, the Directors have decided, reviewed, and approved, the result of election.

NOW, THEREFORE, IT IS HEREBY RESOLVED, that, Mr. William Elder to be the Executive Chairman and Chief Executive Officer and Executive Director of the Board of Directors and authorized by the Corporation effective as of the date hereof.

RATIFICATION OF ACTIONS

RESOLVED, that all actions taken by the officers and directors of the Corporation since the last meeting of the Directors be, and they hereby are, ratified, approved and confirmed in all respects; except those acts which are violations of law, public policy or the fiduciary duty existing between said persons and the Corporation.

IN WITNESS WHEREOF, the undersigned Directors constituting all the Directors of the Corporation have executed this Unanimous Written Consent in Lieu of Meeting as of the 24th day of August, 2009.

DIRECTORS:

/s/ Kheng Siang Lee
Kheng Siang Lee

/s/ Cheng Yu Wang
Cheng Yu Wang
/s/ Hoon Leum Goh
Hoon Leum Goh
/s/ Eng Seng Tang
Eng Seng Tang